SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
☐ Preliminary proxy statement  (as permitted by Rule 14a—6(e)(2))
☐	Confidential, For Use of the Commission Only
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

ITECH MEDICAL, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction.
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

ITECH MEDICAL, INC.
17011 Beach Boulevard, Suite 900
Huntington Beach, CA 92647

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 15, 2011

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of iTech Medical, Inc., a Delaware corporation (the “Company”), will be held at 10 a.m. (local time), on Tuesday, November 15, 2011, at the offices of the Company’s corporate counsel, Cable Huston, et al., 1001 SW Fifth Avenue, Suite 2000, Portland, Oregon, 97204, for the following purposes:

1.           To elect five (5) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

2.           To consider any other matters that properly come before the meeting.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2010 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Your Board of Directors believes these proposals are in the best interest of the Company and its stockholders and recommends that you vote for them.

The Board of Directors of the Company has fixed the close of business on October 17, 2011, as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof.  Stockholders are invited to attend the meeting in person.

Whether or not you expect to attend the Annual Meeting, please execute the accompanying proxy, and return it promptly in the enclosed return envelope.  If you grant a proxy, you may revoke it at any time prior to the Annual Meeting.  Whether you grant a proxy, you may vote in person, if you attend the Annual Meeting.  If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Annual Meeting.

By Order of the Board of Directors,

Warren G. Baker
October 28, 2011	Chief Executive Officer
Huntington Beach, California

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  ANY PROXY GIVEN BY YOU MAY BE REVOKED BY WRITTEN NOTIFICATION TO THE COMPANY’S PRESIDENT, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT.

THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING
EXPENSES INCIDENT TO THE COMPANY’S SOLICITATION OF PROXIES.

October 28, 2011

ITECH MEDICAL, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 15, 2011

INFORMATION CONCERNING THE SOLICITATION

We are furnishing this proxy statement to you in connection with an Annual Meeting of Stockholders of iTech Medical, Inc. (the “Company”, “iTech Medical”, “we”, “us” or “our”), to be held on Tuesday, November 15, 2011, at the offices of the Company’s corporate counsel, Cable Huston, et al., 1001 SW Fifth Avenue, Suite 2000, Portland, Oregon, 97204, and at any postponement or adjournment thereof (the “Meeting”).

The Annual Meeting is called for the following purposes:

1.           To elect five (5) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;  and

2.           To consider any other matters that properly come before the meeting.

           The Board of Directors set October 17, 2011 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) who are entitled to notice of, and to vote at, the Annual Meeting.  A list of the stockholders entitled to vote at the Annual Meeting may be examined at the Company’s office during the 10-day period preceding the Annual Meeting.

On or about October 28, 2011, this proxy statement, the proxy card and annual report are being mailed to stockholders of record as of the close of business on the Record Date.

INFORMATION ABOUT VOTING YOUR SHARES

Why did you send me this Proxy Statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of our Common Stock.  This Proxy Statement, which is furnished by our Board of Directors, provides you with information that will help you to cast your vote.  To vote your shares simply complete, sign, date and return the enclosed proxy card.

We began sending this Proxy Statement and the enclosed proxy card on or around October 28, 2011, to all stockholders entitled to vote as of the Record Date. On the Record Date, there were 42,279,037 shares of Common Stock outstanding.  The Common Stock is our only class of voting stock outstanding.

We have enclosed our Annual Report, Form 10-K, for the year ended December 31, 2010 as filed with the Securities and Exchange Commission.  The Annual Report is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the election of corporate Directors for the remainder of fiscal year 2011 ending December 31, 2011 and for fiscal year 2012.  The sections entitled “Election of Directors” will give you more information on these proposals.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the stockholders.

How many votes do I have?

You have one vote for each share of our Common Stock.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present for this Shareholder Proxy for purposes of determining the presence of a quorum.  Abstentions and broker non-votes will not be counted either as a vote cast for or against in the election of Directors.

How can I vote?

You may vote by mail

We urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.  If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for Directors identified in this Proxy Statement.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised at the Annual Meeting by giving our Secretary, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.  Brokers who hold shares of our Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” including, among other things, the election of directors, without specific instructions from the beneficial owner.

We encourage you to provide instructions to your brokerage firm regarding the voting of your shares.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account.  Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast in this Proxy?

Based on the number of shares of Common Stock outstanding on the Record Date, up to 42,279,037 votes may be cast on any matter.

How many shares do you need to complete the Proxy process (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the Record Date must be presented by Proxy or in person in order to consider the vote qualified.  This is called a quorum.  Accordingly, a quorum will be 21,139,519 shares.  If you sign and return your proxy card your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

Who nominates individuals for election to the Board of Directors?

Nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock.

How many votes must the Director nominees have to be elected?

The nominees receiving the highest number of votes will be elected as Directors.  This number is called a plurality.  If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Who pays the costs of soliciting these proxies?

We pay for distributing and soliciting proxies and reimburse brokers’, nominees’, fiduciaries’ and other custodians’ reasonable fees and expenses in forwarding proxy materials to stockholders.  Our Directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means.  We do not pay those individuals additional compensation for soliciting proxies.

What are the Board of Directors’ recommendations?

The Board of Directors recommends a vote FOR election of the Directors named in this Proxy Statement. The proxy holders will vote in their discretion with respect to any other matter.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws state that our Board of Directors will consist of not less than one Director, with the exact number fixed from time to time by the Board or our stockholders.  Our Board of Directors has fixed the number at five (5) as of the Annual Meeting.

The Board of Directors has nominated the following four current Directors for re-election by the stockholders and one additional individual who is not presently a Director (Mr. Chatterjee).  Each nominee other than Mr. Chatterjee, has indicated that he/she is willing to serve as a Director.  If any nominee is unable to serve or for good cause will not serve, the persons named in the accompanying proxy intend to vote for any substitute nominee whom the Board nominates. If any Director resigns, dies or is otherwise unable to serve out his term, the Board of Directors may fill the vacancy until the next annual meeting.

Information about the Nominees

The following information is provided regarding the nominees:

Name	Age	Year First Elected or Appointed Director	Title	Principal Occupation

Mr. Wim Peters	59	2010	Chairman	Chairman of the Board and retired businessman

Mr. Warren Baker	59	2011	Chief Executive Officer and Director	Chief Executive Officer – iTech Medical

Mrs. Karin Monster	32	2011	Director	Business Process Manager – Stako BV (Daughter-in-law to Mr. Peters)

Mr. Robert Gradus	47	2011	Director and Chief Financial Officer	Owner of strategic consulting company, Farcha B.V.

Mr. Bikash Chatterjee	52	N/A	We received notice that Mr. Chatterjee no longer wishes to stand for election to the Board.	President and CTO Pharmatech Associates

There are no family relationship between or among any of the executive officers or directors of the Company, except that Mrs. Karin Monster is the daughter-in-law to Mr. Wim Peters.

In 2010 and 2011, the Board of Directors consisted of six persons consisting of George Angelidis, Wayne Cockburn, Donald Paterson, Craig Lunsman and Wim Peters.  In June of 2011, the Board was reduced to Mr. Peters and Mr. Baker under the direction of the Chancery Court of Delaware.  Mrs. Monster and Mr. Gradus were appointed by the Board on July 17, 2011.

Biographies

Wim Peters.  Mr. Peters was appointed to serves as our Chairman on July 12, 2011. Mr. Peters has been the Chief Executive Officer of Merlot, b.v. and real estate holding company in Wijchen, the Netherlands since 1996.   From 1973 to 2007, he was the Chief Executive Officer of Stako B.V., a Dutch company he founded that develops and manufactures large-scale, automated welding and cutting systems for the international market. Mr. Peters graduated from the Eindhoven University of Technology in 1972 with a degree in Mechanical Engineering.

Warren G. Baker.  Mr. Baker was appointed to our board of directors on February 19, 2011. Mr. Baker has been our President and Chief Operating Officer since February 21, 2011 and Chief Executive Officer since March 21, 2011.  From  January 4, 2004 to June 30, 2006 , he was Chief Operating Officer of Advanced Research Technologies (ART) of Montreal, Quebec where he lead the development and commercialization of their optical imaging technology for the identification and diagnosis of breast cancer and identification of optically tagged biomarkers in preclinical pharmaceutical studies.  Prior to that, Mr. Baker was President and Chief Executive Officer of Electromed Imaging, a global leader in cardiac image information management systems, where he first joined as Chief Operating Officer in 2002.  During his work with both ART and Electromed Imaging, Mr. Baker was responsible for the strategic acquisition and integration of both new intellectual property and the merger of synergistic global business organizations.

Robèrt Gradus. Mr. Gradus was appointed to our board of directors and as our Chief Financial Officer in July 2011. Mr. Gradus  studied construction and management at the University of Eindhoven in the Netherlands and completed the General Management Programme, Insead, at Cedep in Fontainebleau France. Prior to joining the Company, Mr Gradus was the Division Director of Heijmans N.V., a company that can be found on the AEX-Index.  Currently, he is a director at Oskomera Group in the Netherlands, an international company in steel-, facade- and solar systems. Additionally, Mr. Gradus serves on various corporate boards and owns the strategic consulting company, Farcha B.V., where he advises senior management on such issues as; interim-management, finance, investments and change management.

Karin Monster, Mrs. Monster was appointed to our board of directors in July 2011. Mrs. Monster joins iTech after a 2 year sabbatical and is currently employed at Stako B.V. in the Netherlands as a Business Process Manager.  Her educational background includes a Master’s Degree in Gifted Education while studying Educational and Behavioral Sciences at Radboud University in the Netherlands.  Previously, from 2005 through 2009, Mrs. Monster was a Chair-person or Director of several prestigious organizations including:  Chair-person of the Facta Foundation, which created and sponsored educational projects for gifted children, Director of Samen voor Zorg, a private practice of educational and behavioral therapists and Vice Chair-person of the Leonardo Foundation that supports schools and advocates for gifted educational programs.

Bikash Chatterjee. Mr. Chatterjee notified the Company that for personal reasons, he did not wish to stand for election to the Board at the Company’s 2011 Annual Meeting of Stockholders.

Nominations for Director

The Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.  When considering candidates for Director, the Board of Directors takes into account a number of factors, including the following (although candidates need not possess all of the following characteristics and not all factors are weighted equally):

•	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a Director;

•	Fine moral character, good personal and business reputation;

•	Industry knowledge and contacts in industries served by the Company;

•	Ability to be responsible, fair-minded, reliable, ethical and possess high integrity;

•	Candidates from the local community who are well known and respected will be given preferential consideration;

•	Prior experience on boards of Directors;

•	Senior-level management experience; and

•
Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience.

The Board of Directors will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Board of Directors will consider various potential candidates for Director.  Candidates may come to the attention of the Board of Directors through current Board of Directors members or management, stockholders or other persons.  These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.

The Board of Directors will consider candidates for Directors recommended by stockholders who follow the proper procedures in submitting the recommendation.  The Board of Directors will consider candidates recommended by stockholders using the same criteria it applies to candidates recommended by Directors.  To be considered for election at an annual meeting, the recommendation must be submitted no later than December 31 of the year prior to the year in which the meeting will be held.  The recommendation must be in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (ii) name and contact information for the candidate; (iii) statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Board of Directors to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a Director if nominated and elected.

Vote Required

The election of each nominee for director requires the approval by a plurality of votes entitled to be cast with respect to that nominee by the stockholders, present in person or by proxy.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all the Board nominees.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Meetings

The Board of Directors held five meetings during 2010.  Each Director other than Mr. Peters attended at least 75% of all meetings of the Board of Directors on which he served during the period he was a Director in 2010.

Board Committees

In 2010 the Company had three standing committees, consisting of (i) Compensation, (ii) Audit, and (iv) Governance. The members of the respective committees were as follows:

1)	Compensation – Chaired by George Angelidis with Don Paterson. Both of the Directors on the Compensation Committee were independent.

2)
Audit – Chaired by Craig Lunsman along with George Angelidis and Wayne Cockburn.  All of the Directors on the Audit Committee were independent, except for Mr. Cockburn, who was part of Company management.

3)	Governance – Chaired by George Angelidis with Don Paterson. Both of the Directors on the Compensation Committee were independent.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iTech Medical, Inc. specifically incorporates this Report by reference therein.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission and the unaudited financial statements included with Quarterly Reports on Form 10-Q filed with the Commission.

The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Audit Committee has discussed with the independent auditors their independence from iTech Medical, Inc. and has received the written letter from the independent auditors required by Independence Standards Board Standard No. 1.

The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, iTech Medical’s internal controls and critical accounting policies, and the specific results of the audit.  Management was present at part of some of these meetings.  Lastly, the Audit Committee met with management and discussed the engagement of the independent auditors.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Management is responsible for iTech Medical’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  iTech Medical’s independent auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  It is neither the Committee’s duty nor responsibility to conduct auditing or accounting reviews or procedures.  Members of the Audit Committee are not employees of iTech Medical and may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on iTech Medical’s financial statements.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, consultations and discussions with management and the independent auditors do not assure that iTech Medical’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of iTech Medical’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

Respectfully Submitted,

Craig Lunsman, Chairman
George Angelidis
Wayne Cockburn

Compensation of Directors

The following table sets forth the compensation paid to our Directors for our fiscal year ended December 31, 2010, excluding iTech Medical’s Chief Executive Officer Wayne D. Cockburn, whose compensation is set forth in the Summary Compensation Table for Named Executive Officer, set forth above.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Angelidis (1)	$15,000	0	$37,402	0	0	0	$52,402
Craig Lunsman (2)	$15,000	0	$37,402	0	0	0	$52,402
Donald Paterson (3)	$15,000	0	$37,402	0	0	0	$52,402
Wim Peters(4)	$8,750	0	$12,467	0	0	$512,500	$533,717

(1)
At December 31, 2010, Mr. Angelidis had exercisable options to purchase 430,000 shares of our common stock at $0.25 per share.  Of these, 280,000 were granted in March 2004 and 150,000 were granted in June 2010.

(2)
At December 31, 2010, Mr. Lunsman had exercisable options to purchase 250,000 shares of our common stock at $0.25 per share.  Of these, 100,000 were granted in March 2004 and 150,000 were granted in June 2010.

(3)
At December 31, 2010, Mr. Paterson had exercisable options to purchase 460,000 shares of our common stock at $0.25 per share.  Of these, 310,000 were granted in March 2004 and 150,000 were granted in June 2010.

(4)
At December 31, 2010, Mr. Peters had exercisable options to purchase 50,000 shares of our common stock at $0.25 per share.  These options were granted in June 2010.  Mr. Peters received one million two hundred thousand (1,250,000) shares of common stock as a finder’s fees for the Revox Ventures financing. These shares were valued at $0.41per share.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of October 17, 2011, certain information concerning the beneficial ownership of common stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) each Named Executive Officer, and (iv) all Directors and executive officers as a group. In general, “beneficial ownership” includes those shares a shareholder has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 42,279,037 shares of Common Stock outstanding. Unless otherwise stated, the address of each of the Directors and executive officers listed below is c/o iTech Medical, Inc., 17011 Beach Boulevard, Suite 900, Huntington Beach, California, 92647.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percent of Class(2)

Revox Ventures Ltd.	19,002,702	(3)	44.95%
Wayne D. Cockburn	8,005,834	(4)	18.94%
Donald W. Paterson	9,587,104	(5)	22.68%
Frans Berndsen	9,506,973	(6)	22.49%
MPR Health Systems, Inc. 24 Elgin Avenue Toronto, Ontario M5R 1G6 Canada	8,005,834		18.94%
Wim Peters	4,718,830	(7)	11.16%
Vespa Family Entities 1075 Old Mohawk Road Lancaster, Ontario L9G 3K9, Canada	2,100,000		4.97%
George Angelidis	350,000	(8)	0.83%
Alan J. Goldman	320,000	(9)	0.76%
Steeve Asselin	0	(10)	0.00%
Craig Lunsman	200,000	(11)	0.47%
Karl Wolcott	0	(12)	0.00%
Warren Baker	1,500		0.00%
Karin Monster	0		0.00%
Robert Gradus	0		0.00%
All Directors and executive officers as a group (11 persons)	61,697,277	(13)

(1)         The business address of each Director and executive officer (each person identified in the table for whom addresses are not included) is c/o iTech Medical, Inc., 17011 Beach Boulevard, Suite 900, Huntington Beach, CA 92647.
(2)         Percent of class for each stockholder is based on number of outstanding shares of Common Stock plus number of shares that may be acquired by that stockholder upon exercise of warrants and options within 60 days.
(3)         Includes 8,000,000 shares that may be acquired upon exercise of warrants. Includes 5,002,702 additional share issuance required to be issued pursuant to that certain Stock Purchase Agreement between the Company and Revox Ventures Ltd. dated March 19, 2010, 3,500,000 of which are subject to cancellation upon determination by the Board that the price adjustment was not warranted under the Stock Purchase Agreement.
(4)         Mr. Cockburn resigned as a director on June 20, 2011 and as chief financial officer on June 21, 2011. Includes 7,915,834 shares held by MPR Health Systems, Inc. and 90,000 shares that may be acquired upon exercise of warrants held by MPR Health Systems, Inc.  Mr. Cockburn may be deemed to share voting and investment power with respect to these shares by virtue of being a Director and the chief executive officer of that corporation.

(5)         Mr. Paterson resigned as a director on June 20, 2011. Includes: (i) 7,915,834 shares held by MPR Health Systems, Inc. and 90,000 shares that may be acquired upon exercise of warrants held by MPR Health Systems, Inc., with respect to which Mr. Paterson may be deemed to share with Mr. Cockburn voting and investment power by virtue of being a Director of that corporation; (ii) 1,581,270 shares that may be acquired upon exercise of warrants held by Cavandale Corporation, of which Mr. Paterson is the President and sole stockholder.
(6)         Includes 4,964,159 shares that may be acquired upon exercise of warrants.
(7)         Includes 2,298,994 shares that may be acquired upon exercise of warrants. Includes 50,000 shares that may be acquired upon exercise of an option.
(8)         Mr. Angelidis resigned as a director on June 20, 2011. Includes 350,000 shares that may be acquired upon exercise of warrants.
(9)         Mr. Goldman resigned as an officer on July 18, 2011. Includes 320,000 shares that may be acquired upon exercise of warrants.
(10)       Mr. Asselin resigned as an officer on July 18, 2011.
(11)       Mr. Lunsman resigned from the company May 17, 2011.  Includes 80,000 shares that may be acquired upon exercise of warrants.
(12)       Mr. Wolcott was terminated as an officer on June 25, 2011.
(13)       Includes shares in footnotes (4), (5), (7), (8), (9), (10), (11), and (12).

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16 (a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC of Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on our review of Forms 3 and 4 furnished to us during 2010 and Forms 5 furnished to us with respect to 2010, we are not aware of any director, officer or greater than 10% stockholder that failed to timely file any of these reports except Wim Peters, who was late twice, Frans Berndsen, who was late three times and Revox Ventures, Ltd, which was late twice.

EXECUTIVE OFFICERS

Wayne Cockburn was iTech Medical’s Chief Executive Officer for the fiscal year of the Company ended December 31, 2010.  Presently, Mr. Baker is iTech Medical’s President and Chief Executive Officer and Robert Gradus is the Chief Financial Officer.  Presently, there are no other executive officers.

EXECUTIVE COMPENSATION

Overview

Our Board of Directors determines executive compensation.  In determining executive compensation, our Board considers the recommendations of its Compensation Committee.

Summary Compensation Table

The following table sets forth certain compensation information, paid and accrued, for: (i) each person who served as the chief executive officer of iTech Medical at any time during the year ended December 31, 2010, regardless of compensation level, and (ii) each of our other executive officers, other than the Chief Executive Officer, serving as an executive officer at any time during 2010.  The foregoing persons are collectively referred to in this Proxy the “Named Executive Officers.”  Compensation information is shown for fiscal years ended December 31, 2009 and 2010.

Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wayne D. Cockburn
President and	2010	237,000	—	—	—	—	—	—	237,000
Chief Executive Officer	2009	145,000	—	522,000	—	—	—	—	667,000

Alan J. Goldman, MD
Vice President,	2010	90,000	—	—	24,935	—	—	—	114,935
Clinical and Medical Affairs	2009	90,000	—	—	—	—	—	—	90,000

Steeve Asselin
Vice President,	2010	90,000	—	—	24,935	—	—	—	114,935
Research and Development	2009	90,000	—	—	—	—	—	—	90,000

Compensation costs for all share-based awards to employees are measured based on the grant date fair value of those awards and recognized over the period during which the employee is required to perform service in exchange for the award (generally over the vesting period of the award).  The Company has no awards with market or performance conditions.  Excess tax benefits are recognized as an addition to additional paid-in-capital.

As of December 31, 2010, there were no employment agreements between iTech Medical and each of the executive officers of iTech Medical including Warren Baker, Wayne Cockburn, Alan Goldman, Steeve Asselin and Karl Wolcott.  Employment agreements with each of the executive officers including; Warren Baker, Wayne Cockburn, Alan Goldman, Steeve Asselin and Karl Wolcott, were entered in 2011.  Each agreement includes an annual salary of $120,000.  With the exception of Mr. Baker, all contracts terminated with the resignation of the executives.  Mr. Baker’s agreement remains in place as of 17 October 2011.

Outstanding Option Awards at Year End.

We have only granted equity awards in the form of options.  The following table provides certain information regarding options held by our Named Executive Officers at December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Wayne Cockburn (1)	1,060,200	0	0	$0.25	3/10/14
Alan Goldman (1)	511,200	0	0	$0.25	3/10/14
	100,000	0	0	$0.25	6/24/20
Steeve Asselin (1)	412,200	0	0	$0.25	3/10/14
	100,000	0	0	$0.25	6/24/20

(1)	Options are vested.

Securities Authorized for Issuance under Equity Compensation Plans

We have options outstanding under two plans, our 2003 Stock Option Plan (the 2003 “Plan”), which expired on December 31, 2007, and our 2008 Stock Option Plan (the “2008 Plan’), which expires on February 12, 2018.  Both plans were approved by our shareholders.

The table below sets forth information regarding our equity compensation awards issued as of December 31, 2010:

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2010
	Number of securities to be issued upon the exercise of outstanding option, warrants and rights (a)	Weighted average exercise price of outstanding options, option, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,913,600	$0.25	40,000

Equity compensation plans not approved by securities holders	0	0	0
Total	3,913,600	$0.25	40,000

TRANSACTIONS WITH RELATED PERSONS

For the fiscal year ended December 31, 2010, there were no transactions that would be considered “transactions with related persons” that are required to be disclosed in this Proxy Statement pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission, other than as disclosed below:

In January 2010, we borrowed $125,000 from Frans Berndsen, a 10% shareholder.  The loan bore interest at 0 % per annum and was scheduled to mature on January 26, 2011.  In July 2010, Mr. Berndsen agreed to convert this indebtedness (principal and interest) into 500,000 shares of our common stock and 1,000,000 Series E Warrants.  Each Series E Warrant is exercisable for one share of common stock for $0.30 per share and expires on December 31, 2012.  We paid no interest on this loan.

On March 19, 2010, we entered into a Stock Purchase Agreement, amended March 22, 2010, with Revox Ventures Ltd., an entity incorporated in Cypress.  Pursuant to the Agreement, Revox Ventures agreed to purchase shares of common stock and warrants to purchase common stock (See ‘Securities Issuances/Recent Sales of Unregistered Securities’).   We issued 1,250,000 shares of our common stock to each of Frans Berndsen, an Affiliate shareholder, and Wim Peters, a director, as finder’s fees for the transaction.  The fair value of these shares ($1,025,000) was treated as compensation and included in general and administrative expenses.

During 2007, we borrowed $40,000 from Dr. Alan Goldman, one of our executive officers.  The loan bears interest at the rate of 10% per annum and matured of June 30, 2010. The note was extended to June 30, 2011.  We issued 320,000 Series B Warrants as additional consideration for this loan. Each Series B common stock purchase warrant allows the holder to purchase shares of common stock at $1.00 per share until December 31, 2011.  As of April 13, 2011, there is $20,000 plus accrued interest of $12,986 outstanding on this loan.

In 2004, we borrowed CDN$145,000 from Cavandale Corporation, a Company owned by Donald W. Paterson, one of our directors.   The loan bears interest at the rate of 10% per annum, payable annually, and matured June 30, 2011.  The note was extended to June 30, 2011. We issued 320,000 Series A Warrants and 1,270,000 Series B Warrants as additional consideration for this loan and multiple extensions of the loan.   As of April 13, 2011, there is accrued interest of $96,771 outstanding on this loan. The note was converted in to common stock subsequent to December 31, 2010.

In 2003, we purchased a patent from MPR Health Systems, Inc. for 8,000,000 shares of our common stock and a  note bearing interest at 2% per annum, payable annually, and due and payable on June 30, 2011.  There was a balance of $34,613 outstanding as of December 31, 2010.  As of April 13, 2011, there is accrued interest of $4,528 outstanding on this loan.

CODE OF ETHICS

We have a code of ethics that applies to our Directors, officers and employees.  Our code of ethics is available at our web site, at www.itechmedical.com, or we will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, iTech Medical, Inc., 17011 Beach Boulevard, Suite 900, Huntington Beach, CA, 92647.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who want to communicate with the Board of Directors or any individual Director should write to: Corporate Secretary, iTech Medical, Inc., 17011 Beach Boulevard, Suite 900, Huntington Beach, CA 92647.  The letter should indicate that you are a stockholder of iTech Medical, Inc. and set forth the number of shares you hold and how the shares are held if they are not registered in your name.  Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about iTech Medical or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

We anticipate holding our next Annual Meeting in the third or fourth quarter of 2012.  If you wish to submit proposals to be included in our proxy statement for the 2012 Annual Meeting of Stockholders, we must receive them on or before December 31, 2011.  Please address your proposals to: Corporate Secretary, iTech Medical, Inc., 17011 Beach Boulevard, Suite 900, Huntington Beach, CA 92647.

OTHER MATTERS

On February 21, 2011 the company announced that Warren G. Baker had been appointed President and Chief Operating Officer, overseeing the company’s growing medical technology business.  Baker, a 25-year medical device and healthcare technology veteran, brings to iTech Medical proven leadership experience in business development, operational excellence, strategic planning and new product development.  The company also announced the appointment of Mr. Baker to its Board of Directors, effective February 19, 2011.

On March 21, 2011 the company announced that Warren G. Baker had been appointed Chief Executive Officer of the company.  Baker, will be responsible for driving the company’s business strategy, execution and overall performance during its next phase of growth.

On June 20, 2011, the resignations of George Angelidis, Wayne Cockburn and Donald Paterson from the Board of Directors of iTech Medical, Inc. were accepted.  The resignations were tendered in connection with the Stipulation which is described in more detail under Item 8.01 of the filed Form 8-K.  President and CEO, Warren G. Baker, and Wim Peters remained on the Board.

On and effective June 21, 2011, Wayne Cockburn resigned as Chief Financial Officer and Secretary of the Company.

On July 18, 2011, Dr. Alan Goldman, Vice President of Clinical Affairs and Mr. Steeve  Asselin, Vice President of Research and Development, resigned from their offices effective as of that date.

On July 25, 2011, the Company announced two new members to the Board of Directors, Mr. Robert Gradus and Ms. Karin Monster to fill the vacancies created by the resignation of Messrs. Angelidis, Cockburn and Paterson.  In addition, the Company appointed Mr. Gradus as the Chief Financial Officer of the Company.

Mr Robèrt Gradus, age 47, studied construction and management at the University of Eindhoven in the Netherlands and completed the General Management Programme, Insead, at Cedep in Fontainebleau France. Prior to joining the Company, Mr Gradus was the Division Director of Heijmans N.V., a company that can be found on the AEX-Index.  Currently, he is a director at Oskomera Group in the Netherlands, an international company in steel-, facade- and solar systems. Additionally, Mr. Gradus serves on various corporate boards and owns the strategic consulting company, Farcha B.V., where he advises senior management on such issues as; interim-management, finance, investments and change management.

Ms. Karin Monster, age 32, joins i-Tech after a 2 year sabbatical and is currently a Business Process Manager with Stako in the Netherlands.  Her educational background includes a Master’s Degree in Gifted Education while studying Educational and Behavioral Sciences at Radboud University in the Netherlands.  Previously, from 2005 through 2009, Mrs. Monster was a Chair-person or Director of several prestigious organizations including:  Chair-person of the Facta Foundation, which created and sponsored educational projects for gifted children, Director of Samen voor Zorg, a private practice of educational and behavioral therapists and Vice Chair-person of the Leonardo Foundation that supports schools and advocates for gifted educational programs.

There is no family relationship between Messrs. Baker, Peters, and Gradus, and Ms. Monster, and any of the Company’s officers and directors with the exception that Ms. Monster is the daughter-in-law of Mr. Peters.

On August 12, 2011 the Company announced that its Board of Directors approved the voluntary filing a Form 15 with the Securities and Exchange Commission (SEC) to deregister the Company’s common stock and suspend its reporting obligations under the Securities Exchange Act of 1934.

Upon filing the Form 15, the Company’s obligation to file certain reports and forms, including Forms 10-K, 10-Q, and 8-K, with the SEC will immediately cease and the Company expects the deregistration of its common stock to become effective within 90 days of the filing with the SEC. In addition, as a result of the decision to deregister, the Company’s common stock will cease to be eligible to trade on the OTCBB effective soon after filing the Form 15.

The Company expects, but cannot guarantee, that its common stock will continue to be quoted on the Pink Sheets after it is deregistration. There is no assurance that any brokerage firm will continue to make a market in the Company’s common stock after deregistration. The Pink Sheets is a centralized quotation service that publishes market maker quotes for securities primarily through its website, www.pinksheets.com.

Management does not know of any matters to be presented other than those set forth above.  However, if other matters properly come before the Proxy, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

ANNUAL REPORT

Our Annual Report on Form 10-K for the 2010 fiscal year, filed with the Commission on April 15,  2011, is being mailed along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.  Stockholders may also obtain an additional copy of the Annual Report, without charge, by writing to our office located 17011 Beach Boulevard, Suite 900, Huntington Beach, California  92647, Attention: Secretary.  We will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.  Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding iTech Medical, Inc. are also available at the Commission’s public website at http://www.sec.gov.

OTHER BUSINESS

We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein.  If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

By Order of the Board of Directors

Warren G. Baker, Chief Executive Officer

October 28, 2011
Huntington Beach, California

iTech Medical, Inc.
17011 Beach Boulevard, Suite 900
Huntington Beach, CA 92647
(714) 841-2670

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 15, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of iTech Medical, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Wim Peters and Warren Baker, or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of the Company to be held on November 15, 2011, at 10 a.m. (local time), at the offices of the Company's corporate counsel, Cable Huston, et al., 1001 SW Fifth Avenue, Suite 2000, Portland, Oregon, 97204, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

PLEASE MARK VOTE IN BRACKET IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of Directors to serve until the Annual Meeting of Stockholders for the year 2011.

Nominees

Wim Peters	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Warren Baker	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Karin Monster	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Robert Gradus	[ ]	FOR	[ ]	WITHHOLD AUTHORITY
Bikash Chatterjee	UNWILLING TO SERVE AS A DIRECTOR			

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE AND TWO.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, OR FAX TO:

Securities Transfer Corporation
P.O. Box 701629
Dallas, Texas 75370-9967

Fax number 469-633-0088

PROXY SENT BY MAIL OR FAX MUST BE RECEIVED BY 5:00 P.M. ON NOVEMBER 14, 2011 (UNITED STATES, PACIFIC TIME ZONE).

Please see the Reverse side to sign and date.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

Dated: ____________________, 2011

____
NAME OF REGISTERED STOCKHOLDER

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SIGNATURE

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PRINT NAME OF SIGNATORY

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Common Stock

Please sign exactly as name appears. When shares are held by joint tenants or more than one person, all owners should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.